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                                                                    Exhibit 4.10


                         [FIRST] SUPPLEMENTAL INDENTURE

      [FIRST] SUPPLEMENTAL INDENTURE dated as of , 2003 (this "SUPPLEMENTAL INDENTURE"), among Comcast Mo of Delaware, Inc., a Delaware corporation (excluding its subsidiaries, the "COMPANY"), Comcast Corporation, a Pennsylvania corporation (excluding its subsidiaries, "COMCAST"), Comcast Cable Communications, Inc., a Delaware corporation (excluding its subsidiaries, "COMCAST CABLE"), Comcast Cable Communications Holdings, Inc., a Delaware corporation (excluding its subsidiaries, "COMCAST CABLE COMMUNICATIONS HOLDINGS"), Comcast Cable Holdings, LLC, a Delaware limited liability company (excluding its subsidiaries, "COMCAST CABLE HOLDINGS"), and Comcast MO Group, Inc., a Delaware corporation (excluding its subsidiaries, "COMCAST MO GROUP") (each of Comcast, Comcast Cable, Comcast Cable Communications Holdings, Comcast Cable Holdings and Comcast MO Group, a "CABLE GUARANTOR") and [Trustee](1), as trustee (the "TRUSTEE").

      WHEREAS, the Company is the successor issuer under the [Indenture](2) (the "ORIGINAL INDENTURE" and together with this Supplemental Indenture, the "INDENTURE"), pursuant to which the Company (as successor issuer) issued, and the Trustee authenticated and delivered certain Debentures(3) which are, as of the date hereof, outstanding (the "OUTSTANDING SECURITIES") and pursuant to
Section 2.06 of which the Company may issue Debentures in the future (the "NEW SECURITIES," and together with the Outstanding Securities, the "SECURITIES");

      WHEREAS, each of the Company, Comcast Cable, Comcast Cable Communications Holdings, Comcast Cable Holdings, and Comcast MO Group is a Wholly-Owned Subsidiary of Comcast;

      WHEREAS, the Company is the obligor with respect to the Securities;

      WHEREAS, the Cable Guarantors desire to irrevocably, fully and unconditionally guarantee, jointly and severally, on an unsecured basis, the full and punctual payment (whether at maturity, upon redemption, or otherwise) of the principal of and interest on, and all other amounts payable under, each Security, and the full and punctual payment of all other amounts payable by the Company


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      (1) To be replaced with the name of the applicable trustee.

      (2) To be replaced with the title, date and parties to the indenture under which the applicable series of Continental Notes was issued together with any prior supplemental indentures thereto.

      (3) All references to "Debentures" in this form of supplemental indenture shall be replaced with "Notes" for the supplemental indenture for the 8.30% Senior Notes Due May 15, 2006.

under the Indenture, in consideration for the amendments to the Original Indenture made hereby.

      WHEREAS, the consent of the holders of the requisite amount of the Outstanding Securities has been obtained to the amendment of the Original Indenture effected hereby, and the Company and the Cable Guarantors and such holders have requested that the Trustee execute and deliver this Supplemental Indenture and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms and to make the guarantees provided herein the valid obligations of the Cable Guarantors, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects;

      NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, each Cable Guarantor and the Trustee hereby agree as follows for the equal and ratable benefit of the holders of the
Securities:

                                   ARTICLE 1
                                  DEFINITIONS

      Section 1.01. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of the Indenture shall have the respective meanings specified in this Section. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular. Any terms used but not defined in this Supplemental Indenture (except as otherwise expressly provided or unless the context otherwise clearly requires) shall have the respective meanings specified in the Original Indenture for all purposes of the Indenture.

      "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal, or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligation" is defined to mean the rental obligations, as aforesaid, under such lease.

      "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock or other ownership interests,


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whether now outstanding or issued after the date hereof, including, without limitation, all Common Stock and Preferred Stock.

      "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date hereof, including, without limitation, all series and classes of such common stock.

      "Currency Agreement" means any foreign exchange contract, currency swap agreement, or other similar agreement or arrangement designed to protect against the fluctuation in currency values.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of determination, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in this Indenture shall be computed in conformity with GAAP applied on a consistent basis.

      "Cable Guarantee" means the guarantee of the Securities by a Cable Guarantor pursuant to this Supplemental Indenture.

      "Depositary" means, with respect to the Securities issuable or issued in the form of one or more Registered Global Securities, the Person designated as Depositary by the Issuer pursuant to Section 2.10 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder.

      "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

      (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities, or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or


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      (b)   entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

Provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

      "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

      (a)   all indebtedness of such Person for borrowed money;

      (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments, in each case, for value received or settlement of claims;

      (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

      (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

      (e)   all obligations of such Person as lessee under Capitalized Leases;

      (f) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of:

            (i) the fair market value of such asset at such date of determination; and

            (ii)  the amount of such Indebtedness;

      (g) all Indebtedness of other Persons to the extent Guaranteed by such Person; and

      (h) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

      Notwithstanding the foregoing, in no event shall the term "Indebtedness" be deemed to include letters of credit or bonds that secure performance or surety bonds or similar instruments that are issued in the ordinary course of business.


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      The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided:

      (a) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and

      (b) that Indebtedness shall not include any liability for federal, state, local, or other taxes.

      "Interest Rate Agreements" means any obligations of any Person pursuant to any interest rate swaps, caps, collars, and similar arrangements providing protection against fluctuations in interest rates. For purposes of the Indenture, the amount of such obligations shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such obligation had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligations shall be the net amount so determined, plus any premium due upon default by such Person.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Indenture, the Company or any Cable Guarantor shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

      "Permitted Liens" means (a) any Lien on any asset incurred prior to the date of this Indenture; (b) any Lien on any assets acquired after the date of this Indenture (including by way of merger or consolidation) by the Company or any Cable Guarantor, which Lien is created, incurred or assumed contemporaneously with such acquisition, or within 270 days thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof, or any Lien upon any assets acquired after the date of this Indenture existing at the time of such acquisition (whether or not assumed by the Company or any Cable Guarantor), provided that any such Lien shall attach only to the assets so acquired; (c) any Lien on any assets in favor of the Company or any Cable Guarantor; (d) any Lien


                                       5
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on assets incurred in connection with the issuance of tax-exempt governmental obligations (including, without limitation, industrial revenue bonds and similar financing); (e) any Lien granted by any Cable Guarantor on assets to the extent limitations on the incurrence of such Liens are prohibited by any agreement to which such Cable Guarantor is subject as of the date of this Indenture; and (f) any renewal of or substitution for any Lien permitted by any of the preceding clauses, including any Lien securing reborrowing of amounts previously secured within 270 days of the repayment thereof, provided that no such renewal or substitution shall extend to any assets other than the assets covered by the Lien being renewed or substituted.

      "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

      "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the date hereof, including, without limitation, all series and classes of such preferred or preference stock.

      "Registered Global Security" means a Security issued to the Depositary for the Securities in accordance with Section 2.10 of the Indenture, and bearing the legend prescribed in Section 2.10.

      "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Cable Guarantor of any property, whether owned by the Company or such Cable Guarantor at the date of the original issuance of the Securities or later acquired, which has been or is to be sold or transferred by the Company or such Cable Guarantor to such Person or to any other Person by whom funds have been or are to be advanced on the security of such property. Notwithstanding the foregoing no arrangement shall be deemed a "Sale and Leaseback Transaction" if (a) the lease is for a period of not in excess of three years, including renewal of rights; (b) the lease secures or relates to industrial revenue or similar financing; (c) the transaction is solely between the Company and a Cable Guarantor or between or among Cable Guarantors; or (d) the Company or such Cable Guarantor, within 270 days after the sale is completed, applies an amount equal to or greater than (i) the net proceeds of the sale of the assets or part thereof leased or (ii) the fair market value of the assets or part thereof leased (as determined in good faith by the Board of Directors) either to (A) the retirement (or open market purchase) of Securities, other long-term Indebtedness of the Company ranking on a parity with or senior to the Securities or long-term Indebtedness of a Cable Guarantor; or (B) the purchase by the


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Company or any Cable Guarantor of other property, plant or equipment related to the business of the Issuer or any Cable Guarantor having a value at least equal to the value of the assets or part thereof leased.

      "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of all votes represented by all classes of outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

      "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

      "Wholly-Owned" is defined to mean, with respect to any Subsidiary of any person, such Subsidiary if all of the outstanding common stock or other similar equity ownership interests (but not including preferred stock) in such Subsidiary (other than any director's qualifying shares or investments by foreign nationals mandated by applicable law) is owned directly or indirectly by such person.

      The definitions of the following terms in the Original Indenture no longer relevant to the Indenture as amended are hereby deleted: "Accreted Value," "Annualized Cash Flow," "Credit Agreement," "Exempt Indebtedness," "Exempt Repurchases," "Initial Tender Period," "June Senior Debt Securities," "Operating Cash Flow," "Preferred Event Put Notice," "Preferred Event Redemption Date," "Preferred Event Redemption Price," "1992 Preferred Stock," "Preferred Stock Change of Control Event," "Preferred Stock Redemption Payment," "Principal Property," "Proposed Date," "Put Option Borrowing," "Put Option Redemption Date," "Put Option Redemption Price" "Put Option Stock Repurchase," "Put Option Transaction," "Put Option Transaction Date," "1998-1999 Share Repurchase Program," "Restricted Group," "Restricted Stock Purchase Agreement," "Restricted Payment," "Restricted Subsidiary," "Revolving Credit Agreement," "Stock Liquidation Agreement," "Tender Discharge Date," "Tender Period," "Total Interest Expense," and "Unrestricted Subsidiary."(4)

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      (4) The following terms shall be deleted from this paragraph in the
Supplemental Indenture for the 2006 Notes: "Exempt Indebtedness," "Restricted Group," "Restricted Subsidiary," "Revolving Credit Agreement." The following terms shall be added to this paragraph in the Supplemental Indenture for the 2006 Notes: "1994 Credit Facility," "1995 Credit Facility," "Exempt Repurchase Indebtedness," "Investment Grade Rated," "New Borrowing Group," and "Notes Restricted Group."


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                                   ARTICLE 2
                                CABLE GUARANTEES

      Section 2.01. The Cable Guarantees. Subject to the provisions of this Article, each Cable Guarantor hereby irrevocably, fully and unconditionally guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at maturity, upon redemption, or otherwise) of the principal of and interest on, and all other amounts payable under, each Security, and the full and punctual payment of all other amounts payable by the Company under the Indenture. Upon failure by the Company to pay punctually any such amount, each Cable Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Indenture.

      Section 2.02. Guarantee Unconditional. The obligations of each Cable Guarantor hereunder with respect to the Securities are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by

      (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or such Security, by operation of law or otherwise;

      (b) any modification or amendment of or supplement to the Indenture or such Security;

      (c) any change in the corporate existence, structure or ownership of the obligor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or such Security;

      (d) the existence of any claim, set-off or other rights which any Cable Guarantor may have at any time against the Company, the Trustee, any other Cable Guarantor or any other Person, whether in connection with the Indenture or an unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

      (e) any invalidity, irregularity or unenforceability relating to or against the Company for any reason of the Indenture or such Security, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on such Security or any other amount payable by the Company under the Indenture; or

      (f) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or


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equitable discharge of or defense to such Cable Guarantor's obligations hereunder.

      Section 2.03. Discharge; Reinstatement. Each Cable Guarantor's obligations hereunder will remain in full force and effect until the principal of and interest on the Securities and all other amounts payable by the Company under the Indenture have been paid in full. If at any time any payment of the principal of or interest on any Security or any other amount payable by the Company under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Cable Guarantor's obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

      Section 2.04. Waiver by the Cable Guarantors. Each Cable Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

      Section 2.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article, the Cable Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Cable Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Cable Guarantor, with respect to such payment so long as any amount payable by the Company under the Indenture or under the Securities remains unpaid.

      Section 2.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under the Indenture or the Securities is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Cable Guarantors hereunder forthwith on demand by the applicable trustee or the applicable holders of such Securities.

      Section 2.07. Limitation on Amount of Cable Guarantee. Notwithstanding anything to the contrary in this Article, each Cable Guarantor hereby confirms that it is the intention of all such parties that the Cable Guarantee of such Cable Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of other U.S. and non-U.S. law. To effectuate that intention, the obligations of each Cable Guarantor under its Guarantee are limited to the maximum amount that would not render the Cable Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the


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United States Bankruptcy Code or any comparable provision of other U.S. and
non-U.S. law.

      Section 2.08. Execution and Delivery of Guarantee. The execution by each Cable Guarantor of this Supplemental Indenture evidences the Cable Guarantee of such Cable Guarantor and constitutes due delivery of the Cable Guarantees set forth in this Supplemental Indenture on behalf of each Cable Guarantor with respect to the Outstanding Securities. The execution by each Cable Guarantor of this Supplemental Indenture evidences the Cable Guarantee of such Cable Guarantor with respect to any New Security, whether or not the person signing as an officer of the Cable Guarantor still holds that office at the time of authentication of such New Security. The delivery of any New Security by the Trustee after authentication constitutes due delivery of the Cable Guarantees set forth in this Supplemental Indenture on behalf of each Cable Guarantor.

      Section 2.09. Release of Guarantee. This Cable Guarantee of a Cable Guarantor will terminate upon

      (a) A sale or other disposition (including by way of consolidation or merger) of the Cable Guarantor or the sale or disposition of all or substantially all the assets of the Cable Guarantor (in each case other than to a Cable Guarantor or a Person who, prior to such sale or other disposition, is an affiliate of a Cable Guarantor); or

      (b) Defeasance or discharge of the Securities, as provided in the Indenture.

                                   ARTICLE 3
                        AMENDMENTS TO ORIGINAL INDENTURE

      Section 3.01. Prior Covenants Removed. Sections 3.02, 3.03, 4.06, 4.07,
4.08 and 4.09 of the Original Indenture are hereby deleted in their entirety.
Section 4.06 of the Original Indenture shall be replaced as described below, and Sections 4.07, 4.08 and 4.09 of the Original Indenture shall be replaced with "[Reserved.]"

      The first sentence of Section 3.01(a) of the Original Indenture is hereby deleted in its entirety and replaced by the following: "The Securities are not redeemable by the Company prior to maturity."(5)

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      (5) This paragraph will be deleted in the Supplemental Indenture for the
2013 Debentures and replaced with "The references to Sections 3.02 and 3.03 in the first sentence of Section 3.01(a) of the Original Indenture are hereby deleted." Additionally, the Supplemental Indenture for the (...continued)


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      Section 3.02. Limitation on Sale and Leaseback Transactions. Section 4.06
of the Original Indenture is hereby deleted and replaced by the following:

      Neither the Company nor any Cable Guarantor shall enter into any Sale and Leaseback Transaction involving any of such Person's assets, including the Capital Stock of its Wholly-Owned Subsidiaries."

      Section 3.03. Limitation on Liens. Section 4.11 of the Original Indenture is hereby deleted and replaced by the following:

      Neither the Company nor any Cable Guarantor shall create, incur or assume any Lien (other than any Permitted Lien) on such Person's assets, including the Capital Stock of its Wholly-Owned Subsidiaries, to secure the payment of Indebtedness of the Company or any Cable Guarantor, unless the Company secures the Outstanding Securities equally and ratably with (or prior to) all Indebtedness secured by such Lien, so long as such Indebtedness shall be so secured.

      Section 3.04. Reports by the Company and Comcast. Sections
5.02(b)(1)(iii) and 5.02(b)(2)(iii) of the Original Indenture are hereby deleted in their entirety. Section 5.02 of the Original Indenture is hereby retitled "Reports by the Company and Comcast", and there is hereby added at the end of
Section 5.02(b) of the Original Indenture the following:

      Notwithstanding the foregoing, if Comcast is required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that includes combined or consolidating financial information of the Company pursuant to Rule 3-10 of Regulation S-X, this Section 5.02(b) shall be deemed satisfied by Comcast filing with the Trustee, within 15 days after Comcast is required to file the same under the Securities Exchange Act of 1934, copies of Comcast Corporation annual reports and the information, documents and other reports to be filed by it pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

      Comcast covenants to file, whether or not required to do so under applicable law, with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports which Comcast may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities

-------------------

                                                                  (continued...)
2013 Debentures shall provide that the last paragraph of Section 3.04 of the Original Indenture and the parenthetical "except as otherwise provided in Sections 3.02 and 3.03" located in the second paragraph of Section 3.04 shall be deleted.

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Exchange Act of 1934; or, if Comcast is not required to file with the
Commission, annual reports, information, documents and other reports pursuant to either Section 13 or Section 15(d) of the Securities Exchange Act of 1934, then Comcast will file with the Trustee and will file with the Commission, in accordance with rules and regulations prescribed by the Commission, such of the supplementary and periodic information, documents and reports required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations.

      Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates)

      Section 3.05. Events of Default. Section 6.01(d) of the Original Indenture is hereby deleted and replaced with the following:

      (d)(1) default by a Cable Guarantor in the performance, or breach by any Cable Guarantor, of any of its covenants or agreements in respect of the Securities (other than a covenant or agreement in respect of the Securities a default in whose performance or whose breach is elsewhere in this section specifically dealt with), and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the Outstanding Securities affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

      (2) any Cable Guarantee shall not be (or claimed by any Cable Guarantor not to be) in full force and effect;

      (3) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Cable Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of any Cable Guarantor or for any substantial part of such party's property and assets or ordering the winding up or liquidation of any Cable Guarantor's affairs, and such decree or order shall remain unstayed and in effect for a period of 180 consecutive days;


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      (4)    any Cable Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of such party or for any substantial part of such party's property, or make any general assignment for the benefit of creditors;

      3.06. Global Registered Note. The following new Section 2.10 will be added to the Indenture, and shall control to the extent of any conflict with the terms set forth in Section 2.02 or 2.05 of the Original Indenture(6):

      The Securities were issued (with the exception of Securities currently outstanding in definitive registered form and not held in the form of one or more Registered Global Securities) and, in the event of any issuance of New Securities (including without limitation in the event Holders of Securities currently outstanding in definitive registered form hereafter agree to exchange their Securities pursuant to Section 2.04 or 2.06 of the Indenture for New Securities which would be held in the form of Registered Global Securities) will be issued, in the form of one or more Registered Global Securities which (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities held in such form and not yet canceled, (ii) shall be registered in the name of the Depositary for such Registered Global Security or Securities or the nominee of such Depositary,
(iii) shall be held by such Depositary or its custodian or pursuant to such Depositary's instructions and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

      Unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities may not be transferred except as a whole by the Depositary for such Securities to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

----------
      (6) This Section 3.06 will not be included in the Supplemental Indenture for the 2006 Notes.

      If at any time the Depositary for any Registered Global Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Registered Global Securities or if at any time the Depositary for such Registered Global Securities shall no longer be eligible under applicable law, the Company shall appoint a successor Depositary eligible under applicable law with respect to such Registered Global Securities. If a successor Depositary eligible under applicable law for such Registered Global Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of the Company's order for the authentication and delivery of definitive Securities of such tenor, will authenticate and make available for delivery Securities of such tenor, in any authorized denominations, in an aggregate principal amount equal to the principal amount of such Registered Global Securities, in exchange for such Registered Global Securities.

      The Company may at any time and in its sole discretion determine that any Securities represented by Registered Global Securities shall no longer be maintained in global form. In such event, or in the event that there shall have occurred and be continuing an Event of Default with respect to the Securities, the Company will, upon the request of any holder, execute, and the Trustee, upon receipt of the Company's order for the authentication and delivery of definitive registered Securities of such tenor, will authenticate and make available for delivery, definitive registered Securities of such tenor in any authorized denominations, in an aggregate principal amount equal to the principal amount of such Registered Global Securities, in exchange for such Registered Global Securities.

      Section 3.06. Defeasance. The phrase "and that such defeasance is not in anticipation of a Preferred Stock Redemption Payment" in Section 13.01(a) of the Original Indenture is hereby deleted.

                                   ARTICLE 4
                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

      Section 4.01. Company May Consolidate, etc., on Certain Terms. Section
11.01 of the Original Indenture is hereby deleted and replaced by the following:

      The Company covenants that it will not merge or consolidate with any other Person or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets to any Person (other than a consolidation with or merger with or into or a sale, conveyance, transfer, lease or other disposition to a Wholly-Owned Subsidiary with a positive net worth; provided that, in connection with any such merger of the Company with a Wholly-Owned Subsidiary, no consideration (other than common stock) in the surviving person or the Company shall be issued or distributed to the stockholders of the Company), unless (i) either (x) the Company shall be the continuing corporation, or the successor corporation or (y) the Person formed by such consolidation or into which the Company is merged or that acquires by sale or conveyance substantially all the assets of the Company (if other than the Company) shall be a corporation or limited liability company organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume the due and punctual payment of the principal of and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such Person, (ii) immediately after giving effect to such transaction, no default or Event of Default shall have occurred and be continuing and (iii) the Company delivers to the Trustee an Officers' Certificate and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this Section 11.01 and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that the foregoing limitations shall not apply if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a board resolution certified to the Trustee, the principal purpose of such transaction is to change the state of incorporation of the Company; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

      Section 4.02. Successor Corporation Substituted. Section 11.02 of the Original Indenture is hereby deleted and replaced with the following:

      In case of any such consolidation, merger, sale, conveyance, transfer, lease or other disposition, and following such an assumption by the successor Person, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein. Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee, pursuant to the terms hereof, shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

      In case of any such consolidation, merger, sale, conveyance, transfer, lease or other disposition, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

      Upon the assumption by the successor Person in the manner described in this Article, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.

                                    ARTICLE 5
                                  MISCELLANEOUS

      Section 5.01. Date and Time of Effectiveness. This Supplemental Indenture shall become a legally effective and binding instrument at and as of the date hereof.

      Section 5.02. Supplemental Indenture Incorporated Into Indenture. The terms and conditions of this Supplemental Indenture shall be deemed to be part of the Indenture for all purposes relating to the Securities. The Original Indenture, as amended hereby, is hereby incorporated by reference herein and the Original Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects adopted, ratified and confirmed.

      Section 5.03. Outstanding Securities Deemed Conformed. As of the date hereof, the provisions of the Outstanding Securities, and the form of the Securities set forth in the recitals of the Original Indenture, shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Outstanding Security or any other action on the part of the holders of Outstanding Securities, the Company or the Trustee, so as to reflect this Supplemental Indenture.

      Section 5.04. Separability. In case any provision in this Supplemental Indenture, or in the Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

      Section 5.05. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and the holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the Indenture.

      Section 5.06. Successors. Subject to Section 2.09 hereof, all agreements of the Company, the Cable Guarantors and the Trustee in this Supplemental Indenture and in the Indenture shall bind their respective successors.

      Section 5.07. New York Law to Govern. This Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

      Section 5.08. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

      Section 5.09. Effect Of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

      Section 5.10 Trustee Makes No Representation. The recitals contained herein are made by the Company and the Cable Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, each the parties have caused this Supplemental Indenture to be duly executed, and its corporate seal to be hereunto affixed and attested, all as of the first date written above.

                                          COMCAST CORPORATION


                                          By: __________________________________
                                              Name:
                                              Title:

[CORPORATE SEAL]

Attest:

By: __________________________________


                                          COMCAST CABLE COMMUNICATIONS, INC.


                                          By: __________________________________
                                              Name:
                                              Title:

[CORPORATE SEAL]

Attest:

By: __________________________________

                                          COMCAST CABLE COMMUNICATIONS
                                          HOLDINGS, INC.


                                          By: __________________________________
                                              Name:
                                              Title:

[CORPORATE SEAL]

Attest:

By: __________________________________


                                          COMCAST MO GROUP, INC.


                                          By: __________________________________
                                              Name:
                                              Title:

[CORPORATE SEAL]

Attest:

By: __________________________________


                                          COMCAST CABLE HOLDINGS, LLC


                                          By: __________________________________
                                              Name:
                                              Title:

[CORPORATE SEAL]

Attest:

By: __________________________________

                                          THE BANK OF NEW YORK, as Trustee


                                          By: __________________________________
                                              Name:
                                              Title:

[CORPORATE SEAL]

Attest:

By: __________________________________